EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44788, 333-02873 and 333-107414) of Bristol-Myers Squibb Company of our report dated June 12, 2006 relating to the financial statements of Bristol-Myers Squibb Company Employee Incentive Thrift Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 22, 2006

E-1